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                                                                      EXHIBIT 23




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-89905, 333-99551 and 333-46432) and Form S-3
(Nos. 333-58350 and 333-76122) of HCC Insurance Holdings, Inc. of our report dated March 15, 2005, relating to the financial statements and financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.



PricewaterhouseCoopers LLP



Houston, Texas
March 15, 2005